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Exhibit 2.4

NOVARTIS SECURITIES INVESTMENT LTD.

€900,000,000

4 PER CENT. GUARANTEED NOTES DUE 2006

GUARANTEED BY

NOVARTIS AG

FISCAL AGENCY AGREEMENT

THIS AGREEMENT is made on 6 November 2001

BETWEEN

(1)
NOVARTIS SECURITIES INVESTMENT LTD. (the "Issuer");

(2)
NOVARTIS AG (the "Guarantor");

(3)
CITIBANK, N.A. as fiscal agent (the "Fiscal Agent"); and

(4)
BANQUE GENERALE DU LUXEMBOURG S.A. as paying agent (together with the Fiscal Agent, the "Paying Agents").

WHEREAS

(A)
The Issuer has authorised the creation and issue of €900,000,000 in aggregate principal amount of 4 per cent. Guaranteed Notes due 2006 (the "Notes"). The Guarantor has authorised the giving of its guarantee in relation to the Notes under a guarantee dated 6 November 2001 (as amended or supplemented from time to time, the "Guarantee").

(B)
The Notes will be in bearer form and in denominations of €1,000, €10,000 and €100,000. The Notes will initially be in the form of a temporary global note (the "Temporary Global Note"), interests in which will be exchangeable for interests in a permanent global note (the "Permanent Global Note") in the circumstances specified in the Temporary Global Note. The Permanent Global Note will in turn be exchangeable for notes in definitive form ("Definitive Notes"), with interest coupons ("Coupons") attached, only in certain limited circumstances specified in the Permanent Global Note. The Issuer will, in relation to the Notes insofar as represented by the Permanent Global Note, enter into a deed of covenant dated 6 November 2001 (as amended or supplemented from time to time, the "Deed of Covenant").

(C)
The Issuer, the Guarantor and the Paying Agents wish to record certain arrangements which they have made in relation to the Notes.

IT IS AGREED as follows:

1.    INTERPRETATION

1.1  Definitions

  In this Agreement the following expressions have the following meanings:

  "Clearstream, Luxembourg" means Clearstream Banking, société anonyme;

  "Conditions" means the Terms and Conditions of the Notes (as scheduled to this Agreement and as modified from time to time in accordance with their terms), and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof;

  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System;

  "Exchange Date" means the first day following the expiry of forty days after the issue of the Notes;

  "Local Banking Day" means a day (other than a Saturday or a Sunday) on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the city in which the Fiscal Agent has its Specified Office;

  "Local Time" means the time in the city in which the Fiscal Agent has its Specified Office;

  "Noteholders" means the holders of the Notes for the time being;

  "Paying Agents" include any successors thereto appointed from time to time in accordance with Clause 11 (Changes in Paying Agents);

  "Replacement Agents" means the Fiscal Agent and the Paying Agent having its Specified Office in Luxembourg;

  "Required Paying Agent" means any Paying Agent (which may be the Fiscal Agent) which is the sole remaining Paying Agent with its Specified Office in any city where a stock exchange on which the Notes are listed requires there to be a Paying Agent;

  "Specified Office" means, in relation to any Paying Agent:

  (a)
  the office specified against its name in Schedule 6 (Specified Offices of the Paying Agents); or

  (b)
  such other office as such Paying Agent may specify in accordance with Clause 11.8 (Changes in Specified Offices);

1.2  Meaning of outstanding

  For the purposes of this Agreement (but without prejudice to its status for any other purpose), a Note shall be considered to be "outstanding" unless one or more of the following events has occurred:

1.2.1	it has been redeemed in full, or purchased under Condition 5(d) (Redemption and Purchase—Purchase), and in either case has been cancelled in accordance with Condition 5(e) (Redemption and Purchase—Cancellation);
1.2.2
the due date for its redemption in full has occurred and all sums due in respect of such Note (including all accrued interest) have been received by the Fiscal Agent and remain available for payment against presentation and surrender of such Note or (as the case may be) the relevant Coupons;
1.2.3	all claims for principal and interest in respect of such Note have become void under Condition 9 (Prescription);
1.2.4	it has been mutilated or defaced, or is alleged to have been lost, stolen or destroyed, and has been replaced pursuant to Condition 10 (Replacement of Notes and Coupons); or
1.2.5	for the purposes of Schedule 5 (Provisions for Meetings of the Noteholders) only, it is held by, or by any person for the benefit of, the Issuer or the Guarantor;

Provided, however, that, for the purposes of (i) ascertaining the right to attend and vote at any meeting of Noteholders and (ii) Condition 12 (Meetings of Noteholders: Modification) and Schedule 5 (Meetings), those Notes (if any) which are for the time being held by any person (including but not limited to the Issuer, the Guarantor or any Subsidiary for the benefit of the Issuer, the Guarantor or any Subsidiary shall (unless and until ceasing to be so held) be deemed not to remain outstanding.

1.3  Clauses and Schedules

  Any reference in this Agreement to a Clause or a sub-clause or a Schedule is, unless otherwise stated, to a clause or a sub-clause hereof or a schedule hereto.

1.4  Principal and interest

  In this Agreement, any reference to principal or interest includes any additional amounts payable in relation thereto under the Conditions.

1.5  Terms defined in the Conditions

        Terms and expressions used but not defined herein have the respective meanings given to them in the Conditions.

1.6  Statutes

  Any reference in this Agreement to a statute, any provision thereof or to any statutory instrument, order or regulation made thereunder shall be construed as a reference to such statute, provision, statutory instrument, order or regulation as the same may have been, or may from time to time be, amended or re-enacted.

1.7  Headings

        Headings and sub-headings are for ease of reference only and shall not affect the construction of this Agreement.

2.    APPOINTMENT OF THE PAYING AGENTS

2.1  Appointment

  Each of the Issuer and the Guarantor appoints each Paying Agent as its agent in relation to the Notes for the purposes specified in this Agreement and in the Conditions.

2.2  Acceptance of appointment

  Each Paying Agent accepts its appointment as agent of the Issuer and the Guarantor in relation to the Notes and agrees to comply with the provisions of this Agreement.

3.    THE NOTES

3.1  Temporary Global Note

        The Temporary Global Note shall:

3.1.1	be in substantially the form set out in Schedule 1 (Form of Temporary Global Note); and
3.1.2	be executed manually or in facsimile by or on behalf of the Issuer and authenticated manually by or on behalf of the Fiscal Agent.

3.2  Permanent Global Note

        The Permanent Global Note shall:

3.2.1	be in substantially the form set out in Schedule 2 (Form of Permanent Global Note); and
3.2.2	be executed manually or in facsimile by or on behalf of the Issuer and authenticated manually by or on behalf of the Fiscal Agent.

3.3  Definitive Notes:

        Each Definitive Note shall:

3.3.1	be in substantially the form set out in Schedule 3 (Form of Definitive Note) and have attached to it Coupons in substantially the forms set out therein;
3.3.2	be security printed in accordance with all applicable legal and stock exchange requirements;
3.3.3	have a unique certificate number printed thereon;
3.3.4	be executed manually or in facsimile by or on behalf of the Issuer and authenticated manually by or on behalf of the Fiscal Agent; and

3.3.5	otherwise be in accordance with the customary practice of, and format used in, the international Eurobond market.

3.4  Signatures

  Any signature on a Note shall be that of a person who is at the time of the creation and issue of the Notes an authorised signatory for such purpose of the Issuer notwithstanding that such person has for any reason (including death) ceased to be such an authorised signatory at the time at which such Note is delivered.

3.5  Availability

  The Issuer shall arrange for the unauthenticated Permanent Global Note to be made available to or to the order of the Fiscal Agent not later than 10 days before the Exchange Date. If the Issuer is required to deliver Definitive Notes pursuant to the terms of the Permanent Global Note, the Issuer shall arrange for 900,000,000 in aggregate principal amount of unauthenticated Definitive Notes to be made available to or to the order of the Fiscal Agent as soon as practicable and in any event not later than 30 days after the bearer of the Permanent Global Note has requested its exchange for Definitive Notes. The Issuer shall also arrange for such unauthenticated Temporary Global Notes, Permanent Global Notes, Definitive Notes and Coupons as are required to enable the Replacement Agents to perform their obligations under Clause 5 (Replacement Notes and Coupons) to be made available to or to the order of the Replacement Agents from time to time.

3.6  Duties of Fiscal Agent and Replacement Agents

  Each of the Fiscal Agent and the Replacement Agent shall hold in safe custody all unauthenticated Temporary Global Notes, Permanent Global Notes, Definitive Notes and Coupons delivered to it in accordance with Clause 3.5 (Availability) and shall ensure that they are authenticated (in the case of Temporary Global Notes, Permanent Global Notes and Definitive Notes) and delivered only in accordance with the terms hereof, of the Conditions and of the Temporary Global Note or (as the case may be) the Permanent Global Note.

3.7  Authority to authenticate

  Each of the Fiscal Agent and the Replacement Agents is authorised by the Issuer to authenticate the Temporary Global Note and the Permanent Global Note, any replacement therefor and each Definitive Note by the signature of any of its officers or any other person duly authorised for the purpose by the Fiscal Agent or (as the case may be) the Replacement Agent.

4.    DELIVERY OF PERMANENT GLOBAL NOTE AND DEFINITIVE NOTES

4.1  Delivery of Permanent Global Note

  Subject to receipt by the Fiscal Agent of the Permanent Global Note in accordance with Clause 3.5 (Availability), the Fiscal Agent shall, against presentation or (as the case may be) surrender to it of the Temporary Global Note and in accordance with the terms thereof, authenticate and deliver to the bearer of the Temporary Global Note the Permanent Global Note in the aggregate principal amount required by the terms of the Temporary Global Note or, if the Permanent Global Note has already been issued in exchange for part only of the Temporary Global Note, procure that such aggregate principal amount is noted in the schedule to the Permanent Global Note and procure the signature of such notation on its behalf.

4.2  Annotation of Temporary Global Note and Permanent Global Note

  On each occasion on which the Permanent Global Note is delivered pursuant to Clause 4.1 (Delivery of Permanent Global Note) or a further exchange of interests in the Temporary Global Note for interests in the Permanent Global Note is made, the Fiscal Agent shall procure that there is noted in the respective schedules to the Temporary Global Note and the Permanent Global Note the aggregate principal amount of interests in the Permanent Global Note so delivered (the "relevant principal amount"), the new aggregate principal amount of the Permanent Global Note (which shall be the previous principal amount thereof plus the relevant principal amount) and the remaining principal amount of the Temporary Global Note (which shall be the previous principal amount thereof less the relevant principal amount) and shall procure the signature of each such notation on its behalf. The Fiscal Agent shall cancel or procure the cancellation of the Temporary Global Note when and if it has made full exchange thereof for interests in the Permanent Global Note.

4.3  Delivery of Definitive Notes

  Subject to receipt by the Fiscal Agent of Definitive Notes in accordance with Clause 3.5 (Availability), the Fiscal Agent shall, against presentation or (as the case may be) surrender to it of the Permanent Global Note and in accordance with the terms thereof, authenticate and deliver Definitive Notes in the required aggregate principal amount to the bearer of the Permanent Global Note; provided, however, that each Definitive Note shall at the time of its delivery have attached thereto only such Coupons as shall ensure that neither loss nor gain accrues to the bearer thereof.

4.4
Annotation of Permanent Global Note upon exchange for Definitive Notes

  Upon delivery of Definitive Notes in exchange for the Permanent Global Note, the Fiscal Agent shall procure that there is noted in the schedule to the Permanent Global Note the aggregate principal amount of Definitive Notes so delivered (the "relevant principal amount") and the remaining principal amount of the Permanent Global Note (which shall be the previous principal amount thereof less the relevant principal amount) and shall procure the signature of such notation on its behalf. The Fiscal Agent shall cancel or procure the cancellation of the Permanent Global Note when and if it has made full exchange thereof for Definitive Notes.

5.    REPLACEMENT NOTES, AND COUPONS

5.1
Delivery of Replacements

  Subject to receipt of sufficient replacement Temporary Global Notes, Permanent Global Notes, Definitive Notes, and Coupons in accordance with Clause 3.5 (Availability), each Replacement Agent shall, upon and in accordance with the instructions of the Issuer (which instructions may, without limitation, include terms as to the payment of expenses and as to evidence, security and indemnity), authenticate (if necessary) and deliver a Temporary Global Note, Permanent Global Note, Definitive Note or Coupon as a replacement for any Temporary Global Note, Permanent Global Note, Definitive Note or Coupon which has been mutilated or defaced or which is alleged to have been destroyed, stolen or lost; provided, however, that the Replacement Agents shall not deliver any Temporary Global Note, Permanent Global Note, Definitive Note or Coupon as a replacement for any Temporary Global Note, Permanent Global Note, Definitive Note or Coupon which has been mutilated or defaced otherwise than against surrender of the same and shall not issue any replacement Temporary Global Note, Permanent Global Note, Definitive Note or Coupon until the applicant has furnished the Replacement Agent with such evidence and indemnity as the Issuer, the Guarantor and/or the Replacement Agent may reasonably require and has paid such costs and expenses as may be incurred in connection with such replacement.

5.2
Replacements to be numbered

  Each replacement Temporary Global Note, Permanent Global Note, Definitive Note or Coupon delivered under this Agreement shall bear a unique certificate or (as the case may be) serial number.

5.3
Cancellation of mutilated or defaced Notes

  Each Replacement Agent shall cancel each mutilated or defaced Temporary Global Note, Permanent Global Note, Definitive Note or Coupon surrendered to it in respect of which a replacement has been delivered.

5.4
Notification

  Each Replacement Agent shall notify the Issuer, the Guarantor and each other Paying Agent of the delivery by it of any replacement Temporary Global Note, Permanent Global Note, Definitive Note or Coupon, specifying the certificate or serial number thereof and the certificate or serial number (if any and if known) of the Temporary Global Note, Permanent Global Note, Definitive Note or Coupon which it replaces and confirming that the Temporary Global Note, Permanent Global Note, Definitive Note or Coupon which it replaces has been cancelled and (if such is the case) destroyed in accordance with Clause 8.8 (Destruction).

6.    PAYMENTS TO THE FISCAL AGENT

6.1
Issuer or Guarantor to pay Fiscal Agent

  In order to provide for the payment of principal and interest in respect of the Notes as the same becomes due and payable, the Issuer (failing which, the Guarantor) shall pay to the Fiscal Agent, on each date on which such payment becomes due, an amount equal to the amount of principal and/or (as the case may be) interest falling due in respect of the Notes on such date.

6.2
Manner and time of payment

  Each amount payable under Clause 6.1 (Issuer or Guarantor to pay Fiscal Agent) shall be paid unconditionally by credit transfer in euro and in same day, freely transferable, cleared funds not later than 10.00 a.m. (London time) on the relevant day to such account with such bank in London as the Fiscal Agent may from time to time by notice to the Issuer and the Guarantor specify for such purpose. The Issuer or (as the case may be) the Guarantor shall, before 10.00 a.m. (Local Time) on the first Local Banking Day before the due date of each payment by it under Clause 6.1 (Issuer or Guarantor to pay Fiscal Agent), procure that the bank effecting payment for it confirms by tested telex or authenticated SWIFT message to the Fiscal Agent the payment instructions relating to such payment.

6.3
Exclusion of liens and interest

  The Fiscal Agent shall be entitled to deal with each amount paid to it under this Clause 6 (Payments to the Fiscal Agent) in the same manner as other amounts paid to it as a banker by its customers; provided, however, that:

6.3.1	it shall not exercise against the Issuer or the Guarantor any lien, right of set-off or similar claim in respect thereof; and
6.3.2	it shall not be liable to any person for interest thereon.
6.4
Application by Fiscal Agent

  The Fiscal Agent shall apply each amount paid to it hereunder in accordance with Clause 7 (Payments to Noteholders) and shall not be obliged to repay any such amount unless the claim for the relevant payment becomes void under Condition 9 (Prescription), in which event it shall refund at the written request of the Issuer or (as the case may be) the Guarantor such portion of such amount as relates to such payment by paying the same by credit transfer in euro to such account with such bank as the Issuer or (as the case may be) the Guarantor has by notice to the Fiscal Agent specified for the purpose.

7.    PAYMENTS TO NOTEHOLDERS

7.1
Payments by Paying Agents

  Each Paying Agent acting through its Specified Office shall make payments of principal and interest in respect of the Notes in accordance with the Conditions (and, in the case of the Temporary Global Note or the Permanent Global Note, the terms thereof); provided, however, that:

7.1.1	if any Definitive Note or Coupon is presented or surrendered for payment to any Paying Agent and such Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, such Paying Agent shall forthwith notify the Issuer and the Guarantor of such presentation or surrender and shall not make payment against the same until it is so instructed by the Issuer or the Guarantor and has received the amount to be so paid;
7.1.2	a Paying Agent shall not be obliged (but shall be entitled) to make payments of principal or interest in respect of the Notes, if:
      (a)
      in the case of the Fiscal Agent, it has not received the full amount of any payment due to it under Clause 6.1 (Issuer or Guarantor to pay Fiscal Agent); or
      (b)
      in the case of any other Paying Agent, it is not able to establish that the Fiscal Agent has received (whether or not at the due time) the full amount of any payment due to it under Clause 6.1 (Issuer or Guarantor to pay Fiscal Agent);
7.1.3	each Paying Agent shall cancel each Definitive Note or Coupon against surrender of which it has made full payment and shall, in the case of a Paying Agent other than the Fiscal Agent, deliver each Definitive Note or Coupon so cancelled by it to, or to the order of, the Fiscal Agent;
7.1.4
in the case of payment of principal or interest against presentation of the Temporary Global Note or the Permanent Global Note, the relevant Paying Agent shall procure that there is noted in the schedule to the Temporary Global Note or (as the case may be) the Permanent Global Note the amount of such payment and, in the case of payment of principal, the remaining principal amount of the Temporary Global Note or (as the case may be) the Permanent Global Note (which shall be the previous principal amount thereof less the amount of principal then paid) and shall procure the signature of such notation on its behalf; and
7.1.5
notwithstanding any other provision of this Agreement, each Paying Agent shall be entitled to make a deduction or withholding from any payment which it makes under this Agreement for or on account of any present or future taxes, duties or charges if and to the extent so required by applicable law, in which event such Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted.
7.2
Exclusion of liens and commissions

  No Paying Agent shall exercise any lien, right of set-off or similar claim against any person to whom it makes any payment under Clause 7.1 (Payments by Paying Agents) in respect thereof, nor shall any commission or expense be charged by it to any such person in respect thereof.

7.3
Reimbursement by Fiscal Agent

  If a Paying Agent other than the Fiscal Agent makes any payment in accordance with Clause 7.1 (Payments by Paying Agents):

7.3.1	it shall notify the Fiscal Agent of the amount so paid by it, the certificate or serial number (if any) of the Temporary Global Note, Permanent Global Note, Definitive Note or Coupon against presentation or surrender of which payment of principal was made, or of the Temporary Global Note, Permanent Global Note or Definitive Note against presentation or surrender of which payment of interest was made, and the number of Coupons by maturity against presentation or surrender of which payment of interest was made; and
7.3.2
subject to and to the extent of compliance by the Issuer or (as the case may be) the Guarantor with Clause 6.1 (Issuer or Guarantor to pay Fiscal Agent) (whether or not at the due time), the Fiscal Agent shall pay to such Paying Agent out of the funds received by it under Clause 6.1 (Issuer or Guarantor to pay Fiscal Agent), by credit transfer in euro and in same day, freely transferable, cleared funds to such account with such bank as such Paying Agent has by notice to the Fiscal Agent specified for the purpose, an amount equal to the amount so paid by such Paying Agent.
7.4
Appropriation by Fiscal Agent

  If the Fiscal Agent makes any payment in accordance with Clause 7.1 (Payments by Paying Agents), it shall be entitled to appropriate for its own account out of the funds received by it under Clause 6.1 (Issuer or Guarantor to pay Fiscal Agent) an amount equal to the amount so paid by it.

7.5
Reimbursement by Issuer or Guarantor

  Subject to sub-clauses 7.1.1 and 7.1.2 (Payments by Paying Agents), if a Paying Agent makes a payment in respect of Notes on or after the due date for such payment under the Conditions at a time at which the Fiscal Agent has not received the full amount of the relevant payment due to it under Clause 6.1 (Issuer or Guarantor to pay Fiscal Agent) and the Fiscal Agent is not able out of funds received by it under Clause 6.1 (Issuer or Guarantor to pay Fiscal Agent) to reimburse such Paying Agent therefor (whether by payment under Clause 7.3 (Reimbursement by the Fiscal Agent) or appropriation under Clause 7.4 (Appropriation by the Fiscal Agent), the Issuer (failing which, the Guarantor) shall from time to time on demand pay to the Fiscal Agent for account of such Paying Agent:

7.5.1	the amount so paid out by such Paying Agent and not so reimbursed to it; and
7.5.2	interest on such amount from the date on which such Paying Agent made such payment until the date of reimbursement of such amount provided, however, that any payment made under sub-clause 7.5.1 shall satisfy pro tanto the obligations of the Issuer or (as the case may be) the Guarantor under Clause 6.1 (Issuer or Guarantor to pay Fiscal Agent).
7.6
Interest

  Interest shall accrue for the purpose of sub-clause 7.5.2 (Reimbursement by Issuer or Guarantor) (as well after as before judgment) on the basis of a year of 365 days and the actual number of days elapsed and at the rate per annum which is the rate per annum specified by the Fiscal Agent as reflecting its cost of funds for the time being in relation to the unpaid amount.

7.7
Partial payments

  If at any time and for any reason a Paying Agent makes a partial payment in respect of the Temporary Global Note, the Permanent Global Note or any Definitive Note or Coupon presented for payment to it, such Paying Agent shall enface thereon a statement indicating the amount and date of such payment.

8.
MISCELLANEOUS DUTIES OF THE PAYING AGENTS

8.1
Records

  The Fiscal Agent shall:

8.1.1	maintain a record of the Temporary Global Note and the Permanent Global Note and all Definitive Notes and Coupons delivered hereunder and of their redemption, payment, cancellation, mutilation, defacement, alleged destruction, theft, loss or replacement (and, in the case of the Temporary Global Note, exchange of interests thereof for interests in the Permanent Global Note and, in the case of the Permanent Global Note, exchange thereof for Definitive Notes); provided, however, that no record need be maintained of the serial numbers of Coupons, save for the serial numbers of Coupons for which replacements have been issued under Clause 5 (Replacement Notes, and Coupons) and unmatured Coupons missing at the time of redemption or other cancellation of the relevant Definitive Notes and for any subsequent payments against such Coupons;
8.1.2
maintain a record of all certifications received by it in accordance with Clause 8.3 (Certifications) or the provisions of the Temporary Global Note and all confirmations received by it in accordance with Clause 8.4 (Cancellation); and
8.1.3	make such records available for inspection at all reasonable times by the Issuer, the Guarantor and the other Paying Agents.
8.2
Information from Paying Agents

  The Paying Agents shall make available to the Fiscal Agent such information as is reasonably required for the maintenance of the records referred to in Clause 8.1 (Records).

8.3
Certifications

  Each Paying Agent shall promptly copy to the Issuer and, in the case of a Paying Agent other than the Fiscal Agent, the Fiscal Agent any certification received by it in accordance with the provisions of the Temporary Global Note.

8.4
Cancellation

  The Issuer may from time to time deliver to the Fiscal Agent Definitive Notes and unmatured Coupons relating thereto for cancellation, whereupon the Fiscal Agent shall cancel such Definitive Notes and Coupons. In addition, the Issuer may from time to time procure the delivery to the Fiscal Agent of the Temporary Global Note or the Permanent Global Note with instructions to cancel a specified aggregate principal amount of Notes represented by it (which instructions shall be accompanied by confirmation from Euroclear or Clearstream, Luxembourg that Notes having such aggregate principal amount may be cancelled), whereupon the Fiscal Agent shall procure that there is noted on the schedule to the Temporary Global Note or (as the case may be) the Permanent Global Note the aggregate principal amount of Notes so cancelled and the remaining principal amount of the Temporary Global Note or (as the case may be) the Permanent Global Note (which shall be the previous principal amount thereof less the aggregate principal amount of the Notes so cancelled) and shall procure the signature of such notation on its behalf.

8.5
Definitive Notes and Coupons in issue

  If so requested by the Issuer or the Guarantor, as soon as practicable (and in any event within three months) after each interest payment date in relation to the Notes, after each date on which Notes are cancelled in accordance with Clause 8.4 (Cancellation) and after each date on which the Notes fall due for redemption in accordance with the Conditions, the Fiscal Agent shall notify the Issuer, the Guarantor and the other Paying Agents (on the basis of the information available to it) of the number of any Definitive Notes, or Coupons against surrender of which payment has been made and of the number of any Definitive Notes or (as the case may be) Coupons which have not yet been surrendered for payment.

8.6
Forwarding of communications

  The Fiscal Agent shall promptly forward to the Issuer and the Guarantor a copy of any notice or communication addressed to the Issuer or the Guarantor by any Noteholder which is received by the Fiscal Agent.

8.7
Publication of notices

  The Fiscal Agent shall, upon and in accordance with instructions of the Issuer and/or the Guarantor received at least 10 days before the proposed publication date, arrange for the publication of any notice which is to be given to the Noteholders and shall supply a copy thereof to each other Paying Agent, Euroclear, Clearstream, Luxembourg and any stock exchange on which the Notes are listed.

8.8
Destruction

  The Fiscal Agent may destroy the Temporary Global Note following its cancellation in accordance with Clause 4.2 (Annotation of Temporary Global Note and Permanent Global Note) and the Permanent Global Note following its cancellation in accordance with Clause 4.4 (Annotation of Permanent Global Note upon exchange for Definitive Notes) and the Temporary Global Note and the Permanent Global Note and each Definitive Note or Coupon delivered to or cancelled by it in accordance with sub-clause 7.1.3 (Payments by Paying Agents) or cancelled by it in accordance with Clause 5.3 (Cancellation of mutilated or defaced Notes) or Clause 8.4 (Cancellation), in which case it shall furnish the Issuer and the Guarantor with a certificate of destruction specifying the certificate or serial numbers (if any) of the Temporary Global Note or (as the case may be) the Permanent Global Note or Definitive Notes and the number of Coupons so destroyed.

8.9
Documents available for inspection

  The Issuer (failing which, the Guarantor) shall provide to each Paying Agent:

8.9.1	conformed copies of this Agreement, the Deed of Covenant and the Guarantee;
8.9.2	if the provisions of Condition 5(b) (Redemption for taxation reasons) become relevant in relation to the Notes, the documents contemplated under Condition 5(b) (Redemption for taxation reasons); and
8.9.3	such other documents as may from time to time be required by the Luxembourg Stock Exchange to be made available at the Specified Office of the Paying Agent having its Specified Office in Luxembourg.

  Each of the Paying Agents shall make available for inspection during normal business hours at its Specified Office the documents referred to above and, upon reasonable request, will allow copies of such documents to be taken.

8.10
Voting Certificates and Block Voting Instructions

  Each Paying Agent shall, at the request of any Noteholder, issue Voting Certificates and Block Voting Instructions in a form and manner which comply with the provisions of the Fifth Schedule (Provisions for Meetings of the Noteholders) (except that it shall not be required to issue the same less than 48 hours before the time fixed for any Meeting provided for therein). Each Paying Agent shall keep a full record of Voting Certificates and Block Voting Instructions issued by it and shall give to the Issuer and the Guarantor, not less than 24 hours before the time appointed for any Meeting, full particulars of all Voting Certificates and Block Voting Instructions issued by it in respect of such Meeting.

9.
FEES AND EXPENSES

9.1
Fees

  The Guarantor and the Fiscal Agent have in a letter of even date herewith reached a separate agreement as to the remuneration of the Fiscal Agent and the Paying Agents in respect of their services hereunder.

9.2
Front-end expenses

  The Issuer (failing which, the Guarantor) shall on demand reimburse each Paying Agent for all expenses (including, without limitation, legal fees and any publication, advertising, communication, courier, postage and other out-of-pocket expenses) properly incurred in connection with its services hereunder (plus any applicable value added tax), other than such costs and expenses as are separately agreed to be reimbursed out of the fees payable under Clause 9.1 (Fees).

9.3
Taxes

  The Issuer (failing which, the Guarantor) shall pay all stamp, registration and other taxes and duties (including any interest and penalties thereon or in connection therewith) which are payable upon or in connection with the execution and delivery of this Agreement, and the Issuer and the Guarantor shall jointly and severally indemnify each Paying Agent on demand against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it incurs as a result or arising out of or in relation to any failure to pay or delay in paying any of the same. All payments by the Issuer or (as the case may be) the Guarantor under this Clause 9 (Fees and Expenses) or Clause 10.4 (Indemnity in favour of the Paying Agents) shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by Bermuda or Switzerland or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer or (as the case may be) the Guarantor shall pay such additional amounts as will result in the receipt by the relevant Paying Agent of such amounts as would have been received by it if no such withholding or deduction had been required.

10.
TERMS OF APPOINTMENT

10.1
Rights and powers

  Each Paying Agent may, in connection with its services hereunder:

10.1.1	except as ordered by a court of competent jurisdiction of otherwise required by law and regardless of any notice of ownership, trust or any other interest therein, any writing thereon or any notice of any previous loss or theft thereof, but subject to sub-clause 7.1.1 (Payments by Paying Agents), treat the holder of any Temporary Global Note, Permanent Global Note, Definitive Note or Coupon as its absolute owner for all purposes and make payments thereon accordingly;
10.1.2	assume that the terms of the Temporary Global Note, the Permanent Global Note and each Definitive Note and Coupon as issued are correct;
10.1.3
refer any question relating to the ownership of the Temporary Global Note, the Permanent Global Note or any Definitive Note or Coupon or the adequacy or sufficiency of any evidence supplied in connection with the replacement of the Temporary Global Note, the Permanent Global Note or any Definitive Note or Coupon to the Issuer for determination by the Issuer and rely upon any determination so made;
10.1.4	rely upon the terms of any notice, communication or other document believed by it to be genuine; and

10.1.5
engage and pay for the advice or services of any lawyers or other experts whose advice or services it considers necessary and rely upon any advice so obtained (and such Paying Agent shall be protected and shall incur no liability as against the Issuer or the Guarantor in respect of any action taken, or permitted to be taken, in accordance with such advice and in good faith).
10.2
Extent of duties

  Each Paying Agent shall only be obliged to perform the duties set out herein and such other duties as are necessarily incidental thereto. No Paying Agent shall:

10.2.1	be under any fiduciary duty or other obligation towards or have any relationship of agency or trust for or with any person other than the Issuer and the Guarantor; or
10.2.2
be responsible for or liable in respect of the legality, validity or enforceability of the Temporary Global Note, the Permanent Global Note or any Definitive Note or Coupon or any act or omission of any other person (including, without limitation, any other Paying Agent).
10.3
Freedom to transact

  Each Paying Agent may purchase, hold and dispose of Notes and Coupons and may enter into any transaction (including, without limitation, any depository, trust or agency transaction) with any holders of Notes or Coupons or with any other person in the same manner as if it had not been appointed as the agent of the Issuer and the Guarantor in relation to the Notes.

10.4
Indemnity in favour of the Paying Agents

  The Issuer and the Guarantor shall jointly and severally indemnify each Paying Agent against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, legal fees and any applicable value added tax) which it incurs, other than such costs and expenses as are separately agreed to be reimbursed out of the fees payable under Clause 9.1 (Fees) and otherwise than by reason of its own negligence or wilful misconduct, default or bad faith, as a result or arising out of or in relation to its acting as the agent of the Issuer and the Guarantor in relation to the Notes.

  Notwithstanding the foregoing, under no circumstances will the Paying Agents be liable to the Issuer or any other party to this Agreement for any consequential loss (being loss of business, goodwill, opportunity or profit) or any special or punitive damages of any kind whatsoever, in each case however caused or arising and whether or not foreseeable, even if advised of the possibility of such loss or damage.

11.
CHANGES IN PAYING AGENTS

11.1
Resignation

  Any Paying Agent may resign its appointment upon not less than 30 days' notice to the Issuer and the Guarantor (with a copy, in the case of a Paying Agent other than the Fiscal Agent, to the Fiscal Agent); provided, however, that:

11.1.1	if such resignation would otherwise take effect less than 30 days before or after the maturity date or other date for redemption of the Notes or any interest payment date in relation to the Notes, it shall not take effect until the thirtieth day following such date; and
11.1.2
in the case of the Fiscal Agent, such resignation shall not take effect until a successor has been duly appointed consistently with Clause 11.4 (Additional and successor agents) or Clause 11.5 (Paying Agents may appoint successors) and notice of such appointment has been given to the Noteholders.

11.2
Revocation

  The Issuer and the Guarantor (acting together) may revoke their appointment of any Paying Agent by not less than 30 days' notice to such Paying Agent (with a copy, in the case of a Paying Agent other than the Fiscal Agent, to the Fiscal Agent); provided, however, that, in the case of the Fiscal Agent, such revocation shall not take effect until a successor has been duly appointed consistently with Clause 11.4 (Additional and successor agents) or Clause 11.5 (Paying Agents may appoint successors) and notice of such appointment has been given to the Noteholders.

11.3
Automatic termination

  The appointment of any Paying Agent shall terminate forthwith if (a) such Paying Agent becomes incapable of acting, (b) a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of such Paying Agent, (c) such Paying Agent admits in writing its insolvency or inability to pay its debts as they fall due, (d) an administrator or liquidator of such Paying Agent or the whole or any part of the undertaking, assets and revenues of such Paying Agent is appointed (or application for any such appointment is made), (e) such Paying Agent takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness, (f) an order is made or an effective resolution is passed for the winding-up of such Paying Agent or (g) any event occurs which has an analogous effect to any of the foregoing. If the appointment of the Fiscal Agent is terminated in accordance with the preceding sentence, the Issuer and the Guarantor (acting together) shall forthwith appoint a successor in accordance with Clause 11.4 (Additional and successor agents).

11.4
Additional and successor agents

  The Issuer and the Guarantor (acting together) may appoint a successor fiscal agent and additional or successor paying agents and shall forthwith give notice of any such appointment to the continuing Paying Agents and the Noteholders, whereupon the Issuer, the Guarantor, the continuing Paying Agents, and the additional or successor fiscal agent or paying agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

11.5
Paying Agents may appoint successors

  If the Fiscal Agent gives notice of its resignation in accordance with Clause 11.1 (Resignation) and by the tenth day before the expiry of such notice a successor has not been duly appointed in accordance with Clause 11.4 (Additional and successor agents), the Fiscal Agent may itself, following such consultation with the Issuer and the Guarantor as is practicable in the circumstances, appoint as its successor any reputable and experienced financial institution and give notice of such appointment to the Issuer, the Guarantor, the remaining Paying Agents and the Noteholders, whereupon the Issuer, the Guarantor, the remaining Paying Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

11.6
Release

  Upon any resignation or revocation taking effect under Clause 11.1 (Resignation) or 11.2 (Revocation) or any termination taking effect under Clause 11.3 (Automatic termination), the relevant Paying Agent shall:

11.6.1
be released and discharged from its obligations under this Agreement (save that it shall remain entitled to the benefit of and subject to Clause 9.3 (Taxes), Clause 10 (Terms of Appointment) and Clause 11 (Changes in Paying Agents));

11.6.2
in the case of the Fiscal Agent, deliver to the Issuer, the Guarantor and to its successor a copy, certified as true and up-to-date by an officer or authorised signatory of the Fiscal Agent, of the records maintained by it in accordance with Clause 8.1 (Records); and
11.6.3
forthwith (upon payment to it of any amount due to it in accordance with Clause 9 (Fees and Expenses) or Clause 10.4 (Indemnity in favour of the Paying Agents) transfer all moneys and papers (including any unissued Notes held by it hereunder and any documents held by it pursuant to Clause 8.9 (Documents available for inspection)) to its successor and, upon appropriate notice, provide reasonable assistance to its successor for the discharge of its duties and responsibilities hereunder.
11.7
Merger

  Any legal entity into which any Paying Agent is merged or converted or any legal entity resulting from any merger or conversion to which such Paying Agent is a party shall, to the extent permitted by applicable law, be the successor to such Paying Agent without any further formality, whereupon the Issuer, the Guarantor, the other Paying Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement. Notice of any such merger or conversion shall forthwith be given by such successor to the Issuer, the Guarantor, the other Paying Agents and the Noteholders.

11.8
Changes in Specified Offices

  If any Paying Agent decides to change its Specified Office (which may only be effected within the same city unless the prior written approval of the Issuer and the Guarantor has been obtained), it shall give notice to the Issuer and the Guarantor (with a copy to the other Paying Agents) of the address of the new Specified Office stating the date on which such change is to take effect, which date shall be not less than 30 days after the date of such notice. The Issuer (failing which, the Guarantor) shall at its own expense not less than 14 days prior to the date on which such change is to take effect (unless the appointment of the relevant Paying Agent is to terminate pursuant to any of the foregoing provisions of this Clause 11 (Changes in Paying Agents) on or prior to the date of such change) give notice thereof to the Noteholders.

12.
NOTICES

12.1
Addresses for notices

  All notices and communications hereunder shall be made in writing (by letter or fax) and shall be sent as follows:

12.1.1	if to the Issuer, to it at:
Sofia House 48 Church Street Hamilton Bermuda
Fax: +1 441 296 5083 Attention: President
and copied to the Guarantor
12.1.2	if to the Guarantor, to it at:
Lichtstrasse 35 CH-4002 Basel Switzerland
Fax: +41 61 324 2956 Attention: Treasurer

12.1.3
if to a Paying Agent, to it at the address or fax number specified against its name in Schedule 6 (Specified Offices of the Paying Agents) (or, in the case of a Paying Agent not originally a party hereto, specified by notice to the parties hereto at the time of its appointment) for the attention of the person or department specified therein;

  or, in any case, to such other address or fax number or for the attention of such other person or department as the addressee has by prior notice to the sender specified for the purpose.

12.2
Effectiveness

  Every notice or communication sent in accordance with Clause 12.1 (Addresses for notices) shall (save as expressly provided below) be effective upon receipt by the addressee; provided, however, that any such notice or communication which would otherwise take effect after 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

  If the Issuer uses facsimile to notify the Fiscal Agent of its intention to exercise any option (including, but not limited to, early redemption) in relation to any Notes, the Fiscal Agent will confirm receipt of any such notification to the Issuer by fax by no later than 12 noon (London time) on the Local Banking Day following receipt from the Issuer. In the event the Issuer does not receive such confirmation of receipt from the Fiscal Agent, the Issuer will immediately notify the Fiscal Agent by telephone of the lack of such confirmation. Until such time as the Issuer has received fax confirmation of receipt from the Fiscal Agent, no option exercise notification shall be deemed to have been received by the Fiscal Agent, however the Fiscal Agent shall be protected and shall incur no liability for acting on any option exercise notification irrespective of whether or not receipt of the same has been confirmed by the Fiscal Agent to the Issuer.

  The Issuer hereby acknowledges that it is fully aware of the risk associated with transmitting instructions via facsimile, and being aware of these risks authorises the Fiscal Agent to accept and act upon any instruction sent to the Fiscal Agent in the Issuer's name or in the name of one or more appropriate authorised signers of the Issuer via facsimile. The Fiscal Agent shall be entitled to the benefit of the provisions of Clause 10.4 when accepting or acting upon any instructions, communications or documents transmitted by facsimile, and shall not be liable in the event any facsimile transmission is not received, or is mutilated, illegible, interrupted, duplicated, incomplete, unauthorised or delayed for any reason, including (but not limited to) electronic or telecommunications failure.

12.3
Notices to Noteholders

  Any notice required to be given to Noteholders under this Agreement shall be given in accordance with the Conditions; provided, however, that, so long as all the Notes are represented by the Temporary Global Note and the Permanent Global Note, notices to Noteholders shall be given in accordance with the terms of the Temporary Global Note and the Permanent Global Note.

12.4
Notices in English

  All notices and other communications hereunder shall be made in the English language or shall be accompanied by a certified English translation thereof. Any certified English translation delivered hereunder shall be certified a true and accurate translation by a professionally qualified translator or by some other person competent to do so.

13.
LAW AND JURISDICTION

13.1
Governing law

  This Agreement is governed by, and shall be construed in accordance with, English law.

13.2
Jurisdiction

  Each of the Issuer and the Guarantor agrees for the benefit of the Paying Agents that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

13.3
Appropriate forum

  Each of the Issuer and the Guarantor irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

13.4
Process agent

  Each of the Issuer and the Guarantor agrees that the process by which any Proceedings in England are begun may be served on it by being delivered to Novartis UK Limited at Delta House, Southwood Crescent, Southwood, Farnborough, Hants, GU14 ONL or, if different, its registered office for the time being or at any address of the Issuer or the Guarantor in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act 1985. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer and the Guarantor, the Issuer and the Guarantor (acting together) shall, on the written demand of any Paying Agent addressed to the Issuer and the Guarantor and delivered to the Issuer and the Guarantor or to the Specified Office of the Fiscal Agent, appoint a further person in England to accept service of process on its behalf. Nothing in this paragraph shall affect the right of any Paying Agent to serve process in any other manner permitted by law.

13.5
Non-exclusivity

  The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of any Paying Agent to take Proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

14.
MODIFICATION

  This Agreement may be amended by further agreement among the parties hereto and without the consent of the Noteholders.

15.
COUNTERPARTS

  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. Any party may enter into this Agreement by signing any such counterpart.

16.
RIGHTS OF THIRD PARTIES

  A person who is not party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

SCHEDULE 1
Form Of Temporary Global Note

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

NOVARTIS SECURITIES INVESTMENT LTD.
(incorporated with limited liability under the laws of Bermuda)

€900,000,000
4 per cent. Guaranteed Notes due 2006
guaranteed by
NOVARTIS AG
(incorporated under the laws of Switzerland)

TEMPORARY GLOBAL NOTE

1.
Introduction

  This Temporary Global Note is issued in respect of the €900,000,000 4 per cent. Guaranteed Notes due 2006 (the "Notes") of Novartis Securities Investment Ltd. (the "Issuer"). The Notes are guaranteed by Novartis AG (the "Guarantor") under a guarantee dated 6 November 2001 and are the subject of a fiscal agency agreement dated 6 November 2001 (as amended or supplemented from time to time, the "Fiscal Agency Agreement") and made between the Issuer, the Guarantor, Citibank, N.A. as fiscal agent (the "Fiscal Agent", which expression includes any successor fiscal agent appointed from time to time in connection with the Notes) and the other paying agents named therein (together with the Fiscal Agent, the "Paying Agents", which expression includes any additional or successor paying agents appointed from time to time in connection with the Notes).

2.
References to Conditions

  Any reference herein to the "Conditions" is to the terms and conditions of the Notes scheduled to the Fiscal Agency Agreement and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof.

3.
Promise to pay

  The Issuer, for value received, promises to pay to the bearer of this Temporary Global Note the principal sum of

€900,000,000
(Euro Nine Hundred Million)

  on 6 November 2006 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions; provided, however, that such interest shall be payable only:

3.1
in the case of interest falling due before the Exchange Date (as defined below), to the extent that a certificate or certificates issued by Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") and/or Clearstream Banking, société anonyme ("Clearstream, Luxembourg") dated not earlier than the date on which such interest falls due and in substantially the form set out in Schedule 3 hereto is/are delivered to the Specified Office (as defined in the Conditions) of the Fiscal Agent; or

3.2
in the case of interest falling due at any time, to the extent that the Issuer has failed to procure the exchange for Notes in definitive form of that portion of this Temporary Global Note in respect of which such interest has accrued.
4.
Negotiability

  This Temporary Global Note is negotiable and, accordingly, title to this Temporary Global Note shall pass by delivery.

5.
Exchange

  On or after the day following the expiry of 40 days after the date of issue of this Global Note (the "Exchange Date"), the Issuer shall procure (in the case of first exchange) the delivery of a permanent global note (the "Permanent Global Note") in substantially the form set out in the second Schedule (Form of Permanent Global Note) to the Fiscal Agency Agreement to the bearer of this Temporary Global Note or (in the case of any subsequent exchange) an increase in the principal amount of the Permanent Global Note in accordance with its terms against:

5.1
presentation and (in the case of final exchange) surrender of this Global Note at the specified office of the Fiscal Agent; and
5.2
receipt by the Fiscal Agent of a certificate or certificates issued by Euroclear and/or Clearstream, Luxembourg dated not earlier than the Exchange Date and in substantially the form set out in Schedule 3 hereto.

  The principal amount of the Permanent Global Note shall be equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream, Luxembourg and received by the Fiscal Agent; provided, however, that in no circumstances shall the principal amount of the Permanent Global Note exceed the initial principal amount of this Temporary Global Note.

6.
Writing down

  On each occasion on which:

6.1
the Permanent Global Note is delivered or the principal amount thereof is increased in accordance with its terms in exchange for a further portion of this Global Note; or
6.2
Notes represented by this Temporary Global Note are to be cancelled in accordance with Condition 5(e) (Redemption and Purchase—Cancellation),

  the Issuer shall procure that (a) the principal amount of the Permanent Global Note, the principal amount of such increase or (as the case may be) the aggregate principal amount of such Notes and (b) the remaining principal amount of this Temporary Global Note (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (a) are noted in Schedule 1 hereto, whereupon the principal amount of this Temporary Global Note shall for all purposes be as most recently so noted.

7.
Payments

  All payments in respect of this Temporary Global Note shall be made against presentation and (in the case of payment of principal in full with all interest accrued thereon) surrender of this Temporary Global Note at the Specified Office of any Paying Agent and shall be effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Notes. On each occasion on which a payment of interest is made in respect of this Temporary Global Note, the Issuer shall procure that the same is noted in Schedule 1 hereto.

8.
Conditions apply

  Until this Temporary Global Note has been exchanged as provided herein or cancelled in accordance with the Fiscal Agency Agreement, the bearer of this Temporary Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if the bearer were the holder of Notes in definitive form in substantially the form set out in the third schedule (Form of Definitive Note) to the Fiscal Agency Agreement and the related interest coupons in the denomination of €1,000 and in an aggregate principal amount equal to the principal amount of this Temporary Global Note.

9.
Notices

  Notwithstanding Condition 14 (Notices), while all the Notes are represented by this Temporary Global Note (or by this Temporary Global Note and the Permanent Global Note) and this Temporary Global Note is (or this Temporary Global Note and the Permanent Global Note are) deposited with a common depositary for Euroclear and Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with the Condition 14 (Notices) on the date of delivery to Euroclear and Clearstream, Luxembourg; provided, however, that, so long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require, notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

10.
Authentication

  This Temporary Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of Citibank, N.A. as fiscal agent.

11.
Governing law

  This Temporary Global Note is governed by, and shall be construed in accordance with, English law.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

NOVARTIS SECURITIES INVESTMENT LTD.

By: ...............................

  (duly authorised)

ISSUED on 6 November 2001

AUTHENTICATED for and on behalf of

CITIBANK, N.A.

as fiscal agent

without recourse, warranty or liability

By: ...............................

  (duly authorised)

Schedule 1
Payments, Exchange For Permanent Global Note And Cancellation Of Notes

Date of payment, delivery or cancellation	Amount of interest then paid	Principal amount of Permanent Global Note then delivered or by which Permanent Global Note then increased	Aggregate principal amount of Notes then cancelled	Remaining principal amount of this Temporary Global Note	Authorised Signature

SCHEDULE 2
Form of Accountholder's Certification

NOVARTIS SECURITIES INVESTMENT LTD.
(incorporated with limited liability under the laws of Bermuda)

€900,000,000
4 per cent. Guaranteed Notes due 2006

guaranteed by

NOVARTIS AG
(incorporated under the laws of Switzerland)

        This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (a) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (b) are owned by United States person(s) that (i) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (c) (whether or not also described in clause (a) or (b)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

        If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the "Act"), then this is also to certify that, except as set forth below, the Securities are beneficially owned by (1) non-U.S. person(s) or (2) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act. As used in this paragraph the term "U.S. person" has the meaning given to it by Regulation S under the Act.

        As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

        We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

        This certification excepts and does not relate to €[    •    ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

        We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: [                        ]

[name of account holder]

as, or as agent for,
the beneficial owner(s) of the Securities
to which this certificate relates.

By:
Authorised signatory

SCHEDULE 3
Form of Euroclear/Clearstream, Luxembourg Certification

NOVARTIS SECURITIES INVESTMENT LTD.
(incorporated with limited liability under the laws of Bermuda)

        €900,000,000

4 per cent. Guaranteed Notes due 2006

guaranteed by

NOVARTIS AG
(incorporated under the laws of Switzerland)

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organisations") substantially to the effect set forth in temporary global note issued in respect of the securities, as of the date hereof, €[    •    ] principal amount of the above-captioned Securities (a) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (b) is owned by United States persons that (i) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (ii) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (c) (whether or not also described in clause (a) or (b)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

        If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the "Act"), then this is also to certify with respect to the principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion substantially to the effect set forth in the temporary global note issued in respect of the Securities.

        We further certify (1) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global security excepted in such certifications and (2) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

        We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated: [                        ]

Euroclear Bank S.A./N.V.,

as operator of the Euroclear System

or

Clearstream Banking, société anonyme

By: .....................................

  Authorised signatory

SCHEDULE 2
Form of Permanent Global Note

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

NOVARTIS SECURITIES INVESTMENT LTD.
(incorporated with limited liability under the laws of Bermuda)

        €900,000,000

4 per cent. Guaranteed Notes due 2006

guaranteed by

NOVARTIS AG
(incorporated under the laws of Switzerland)

PERMANENT GLOBAL NOTE

1.
Introduction

  This Global Note is issued in respect of the €900,000,000 4 per cent. Guaranteed Notes due 2006 (the "Notes") of Novartis Securities Investment Ltd. (the "Issuer"). The Notes are guaranteed by Novartis AG (the "Guarantor") under a guarantee dated 6 November 2001 (insofar as they are represented by this Global Note) have the benefit of a deed of covenant dated 6 November 2001 (as amended or supplemented from time to time, the "Deed of Covenant") entered into by the Issuer and are the subject of a fiscal agency agreement dated 6 November 2001 (as amended or supplemented from time to time, the "Fiscal Agency Agreement") and made between the Issuer, the Guarantor, Citibank, N.A. as fiscal agent (the "Fiscal Agent", which expression includes any successor fiscal agent appointed from time to time in connection with the Notes) and the other paying agents named therein (together with the Fiscal Agent, the "Paying Agents", which expression includes any additional or successor paying agents appointed from time to time in connection with the Notes).

2.
References to Conditions

  Any reference herein to the "Conditions" is to the terms and conditions of the Notes set out in Schedule 2 hereto and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof.

3.
Promise to pay

  The Issuer, for value received, promises to pay to the bearer of this Global Note the principal sum of

€900,000,000
(Euro Nine Hundred Million)

  on 6 November 2006 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

4.
Negotiability

  This Global Note is negotiable and, accordingly, title to this Global Note shall pass by delivery.

5.
Exchange

  This Global Note will become exchangeable, in whole but not in part only and at the request of the bearer of this Global Note, for Notes in definitive form ("Definitive Notes") in substantially the form set out in the third Schedule (Form of Definitive Note) to the Fiscal Agency Agreement if either of the following events occurs:

  (a)
  Euroclear Bank S.A./N.V. as operator of the Euroclear System ( "Euroclear") or Clearstream Banking, société anonyme ( "Clearstream, Luxembourg") is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business; or

  (b)
  any of the circumstances described in Condition 8 (Events of Default) occurs.

6.
Delivery of Definitive Notes

  Whenever this Global Note is to be exchanged for Definitive Notes, the Issuer shall procure the prompt delivery of such Definitive Notes, duly authenticated and with interest coupons ("Coupons") attached, in an aggregate principal amount equal to the principal amount of this Global Note to the bearer of this Global Note against the surrender of this Global Note at the Specified Office (as defined in the Conditions) of the Fiscal Agent within 30 days of the bearer requesting such exchange.

7.
Failure to deliver Definitive Notes or to repay

  If:

  (a)
  Definitive Notes have not been delivered in accordance with paragraph 6 (Delivery of Definitive Notes) above by 5.00 p.m. (London time) on the thirtieth day after the bearer has requested exchange of this Global Note for Definitive Notes; or

  (b)
  this Global Note (or any part hereof) has become due and payable in accordance with the Conditions or the date for final redemption of this Global Note has occurred and, in either case, payment in full of the amount of principal falling due with all accrued interest thereon has not been made to the bearer in accordance with the terms of this Global Note on the due date for payment, then this Global Note (including the obligation to deliver Definitive Notes) will become void at 5.00 p.m. (London time) on such thirtieth day (in the case of (a) or at 5.00 p.m. (London time) on such due date (in the case of (b) and the bearer of this Global Note will have no further rights hereunder (but without prejudice to the rights which the bearer of this Global Note or others may have under the Deed of Covenant). The Deed of Covenant has been deposited at the Specified Office of the Fiscal Agent and a copy of it may be inspected at the Specified Office of each Paying Agent.

8.
Writing down

  On each occasion on which:

  (a)
  a payment of principal is made in respect of this Global Note;

  (b)
  Definitive Notes are delivered; or

  (c)
  Notes represented by this Global Note are to be cancelled in accordance with Condition 5(e) (Redemption and Purchase—Cancellation),

  the Issuer shall procure that (i) the amount of such payment and the aggregate principal amount of such Notes and (ii) the remaining principal amount of this Global Note (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (i) above) are noted in Schedule 1 hereto, whereupon the principal amount of this Global Note shall for all purposes be as most recently so noted.

9.
Writing up

  If this Global Note was originally issued in exchange for part only of a temporary global note representing the Notes, then, if at any time any further portion of such temporary global note is exchanged for an interest in this Global Note, the principal amount of this Global Note shall be increased by the amount of such further portion, and the Issuer shall procure that the principal amount of this Global Note (which shall be the previous principal amount hereof plus the amount of such further portion) is noted in Schedule 1 hereto, whereupon the principal amount of this Global Note shall for all purposes be as most recently so noted.

10.
Payments

  All payments in respect of this Global Note shall be made against presentation and (in the case of payment of principal in full with all interest accrued thereon) surrender of this Global Note at the specified office of any Paying Agent and shall be effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Notes. On each occasion on which a payment of interest is made in respect of this Global Note, the Issuer shall procure that the same is noted in Schedule 1 hereto.

11.
Conditions apply

  Until this Global Note has been exchanged as provided herein or cancelled in accordance with the Fiscal Agency Agreement, the bearer of this Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if it were the holder of Definitive Notes and the related Coupons in the denomination of 1,000 and in an aggregate principal amount equal to the principal amount of this Global Note.

12.
Notices

  Notwithstanding Condition 12 (Notices), while all the Notes are represented by this Global Note (or by this Global Note and a temporary global note) and this Global Note is (or this Global Note and a temporary global note are) deposited with a common depositary for Euroclear and Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with the Condition 12 (Notices) on the date of delivery to Euroclear and Clearstream, Luxembourg so long as the Notes are listed on the Luxembourg Stock Exchange and its rules so require, notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

13.
Authentication

  This Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of Citibank, N.A. as fiscal agent.

14.
Governing law

  This Global Note is governed by, and shall be construed in accordance with, English law.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

NOVARTIS SECURITIES INVESTMENT LTD.

By: ...............................

(duly authorised)

ISSUED as of 6 November 2001

AUTHENTICATED for and on behalf of

CITIBANK, N.A.

as fiscal agent

without recourse, warranty or liability

By: ...............................

(duly authorised)

Schedule 1
Payments, Exchange Against Temporary Global Note,
Delivery of Definitive Notes and Cancellation of Notes

Date of payment, exchange, delivery or cancellation	Amount of interest then paid	Principal amount of Temporary Global Note then exchanged	Aggregate principal amount of Definitive Notes then delivered	Aggregate principal amount of Notes then cancelled	New principal amount of this Global Note	Authorised signature

Schedule 2

TERMS AND CONDITIONS OF THE NOTES

SCHEDULE 3
Form of Definitive Note and Coupon

[On the face of the Note:]

€[1,000/10,000/100,000]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

NOVARTIS SECURITIES INVESTMENT LTD.
(incorporated with limited liability under the laws of Bermuda)

€900,000,000
4 per cent. Guaranteed Notes due 2006
guaranteed by

NOVARTIS AG
(incorporated under the laws of Switzerland)

        This Note is one of a series of notes (the "Notes") in the denominations of €1,000, €10,000 and €100,000 and in the aggregate principal amount of 900,000,000 issued by Novartis Securities Investment Ltd. (the "Issuer").

        The Issuer, for value received, promises to pay to the bearer the principal sum of

€[1,000/10,000/100,000]

(Euro [One/Ten/One Hundred] Thousand)

on 6 November 2006, or on such earlier date or dates as the same may become payable in accordance with the conditions endorsed hereon (the "Conditions"), and to pay interest on such principal sum in arrear on the dates and at the rate specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

        Interest is payable on the above principal sum at the rate of 4 per cent. per annum, payable annually in arrear on 6 November each year, all subject to and in accordance with the Conditions.

        This Note and the interest coupons relating hereto shall not be valid for any purpose until this Note has been authenticated for and on behalf of Citibank, N.A. as fiscal agent.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

NOVARTIS SECURITIES INVESTMENT LTD.

By:
(duly authorised)

ISSUED as of 6 November 2001

AUTHENTICATED for and on behalf of
 CITIBANK, N.A.
as fiscal agent
without recourse, warranty or liability

By:
(duly authorised)

[On the reverse of the Note:]

TERMS AND CONDITIONS
As set out in the [            ] Schedule

[At the foot of the Terms and Conditions:]

FISCAL AGENT

CITIBANK, N.A.
P. O. Box 18055
5 Carmelite Street
London EC4Y 0PA

PAYING AGENT

BANQUE GENERALE DU LUXEMBOURG S.A.
 50 Avenue J.F. Kennedy
L-2951 Luxembourg

Form of Coupon

[On the face of the Coupon:]

NOVARTIS SECURITIES INVESTMENT LTD.
€900,000,000 4 per cent. Guaranteed Notes due 2006

Coupon for €[40/400/4,000] due on 6 November 20[02/03/04/05/06].

        Such amount is payable, subject to the terms and conditions (the "Conditions") endorsed on the Note to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[On the reverse of the Coupon:]

Fiscal Agent: Citibank, N.A.

Paying Agent: Banque Générale du Luxembourg S.A.

SCHEDULE 4

Terms and Conditions of the Notes

        The following is the text of the Terms and Conditions of the Notes which (subject to completion and amendment) will be endorsed on each Note in definitive form:

        The 900,000,000 4 per cent. Guaranteed Notes due 2006 (the "Notes", which expression includes any further notes issued pursuant to Condition 13 (Further issues) and forming a single series therewith) of Novartis Securities Investment Ltd. (the "Issuer" ) are the subject of (a) a guarantee dated 6 November 2001 (as amended or supplemented from time to time, the "Guarantee") entered into by Novartis AG (the "Guarantor") and (b) an agency agreement dated 6 November 2001 (as amended or supplemented from time to time, the "Agency Agreement") between the Issuer, the Guarantor, Citibank, N.A. as fiscal agent (the "Fiscal Agent", which expression includes any successor fiscal agent appointed from time to time in connection with the Notes) and the paying agents named therein (together with the Fiscal Agent, the "Paying Agents", which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes). Certain provisions of these Conditions are summaries of the Guarantee and the Agency Agreement and subject to their detailed provisions. The holders of the Notes (the "Noteholders") and the holders of the related interest coupons (the "Couponholders" and the "Coupons", respectively) are bound by, and are deemed to have notice of, all the provisions of the Guarantee and the Agency Agreement applicable to them. Copies of the Guarantee and the Agency Agreement are available for inspection by Noteholders during normal business hours at the Specified Offices (as defined in the Agency Agreement) of each of the Paying Agents, the initial Specified Offices of which are set out below.

1.
Form, Denomination and Title

        The Notes are in bearer form in denominations of 1,000, 10,000 and 100,000 with Coupons attached at the time of issue. Notes of one denomination will not be exchangeable for Notes of another denomination. Title to the Notes and the Coupons will pass by delivery. The holder of any Note or Coupon shall (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing thereon or any notice of any previous loss or theft thereof) and no person shall be liable for so treating such holder. No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999.

2.
Status and Guarantee

(a)
Status of the Notes: The Notes are direct, unconditional and (subject to the provisions of Condition 3) unsecured obligations of the Issuer and (subject as provided above) rank and will rank pari passu, without any preference among themselves, with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors' rights.

(b)
Guarantee of the Notes: Payment of the principal and interest in respect of each Note has been unconditionally and irrevocably guaranteed by the Guarantor pursuant to the Guarantee. The obligations of the Guarantor under the Guarantee are direct, unconditional and (subject to Condition 3) unsecured obligations of the Guarantor and (subject as provided above) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Guarantor, present and future but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors' rights.

3.
Negative Pledge

        So long as any of the Notes remains outstanding, neither the Issuer nor the Guarantor will create or have outstanding any mortgage, pledge, lien, charge or other security interest upon the whole or any part of its undertaking or assets, present or future (including any uncalled capital), in order to secure any existing or future Relevant Indebtedness (as defined below) (or to secure any guarantee or indemnity in respect thereof) without in any such case at the same time creating the same security in respect of the Notes as is created or is outstanding in respect of such Relevant Indebtedness (or any guarantee or indemnity in respect thereof) or such other security as shall be approved by the Issuer and/or the Guarantor (as the case may be) and by an Extraordinary Resolution (as defined in the Agency Agreement) of the Noteholders.

        As used in this Condition 3, "Relevant Indebtedness" means any loan or other indebtedness in the form of, or represented or evidenced by, bonds, debentures, notes or other securities which are or are capable of being quoted, listed or traded on any stock exchange or in any securities market or over-the-counter market.

4.
Interest

        The Notes bear interest from 6 November 2001 (the "Issue Date" ) at the rate of 4 per cent. per annum, (the "Rate of Interest") payable in arrear on 6 November in each year (each, an "Interest Payment Date"), subject as provided in Condition 6 (Payments).

        Each Note will cease to bear interest from the due date for redemption unless, upon due presentation, payment of principal is improperly withheld or refused, in which case it will continue to bear interest at such rate (both before and after judgment) until whichever is the earlier of (a) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (b) the day which is seven days after the Fiscal Agent has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).

        The amount of interest payable on each Interest Payment Date shall be 40 in respect of each Note of 1,000 denomination, 400 in respect of each Note of 10,000 denomination and 4,000 in respect of each Note of 100,000 denomination. If interest is required to be paid in respect of a Note on any other date, it shall be calculated by applying the Rate of Interest to the principal amount of such Note, multiplying the product by the relevant Day Count Fraction and rounding the resulting figure to the nearest cent (half a cent being rounded upwards), where:

        "Day Count Fraction" means, in respect of any period, the number of days in the relevant period, from (and including) the first day in such period to (but excluding) the last day in such period, divided by the number of days in the Regular Period in which the relevant period falls; and

        "Regular Period" means each period from (and including) the Issue Date or any Interest Payment Date to (but excluding) the next Interest Payment Date.

5.
Redemption and Purchase

(a)
Scheduled redemption: Unless previously redeemed, or purchased and cancelled, the Notes will be redeemed at their principal amount on 6 November 2006, subject as provided in Condition 6 (Payments).

(b)
Redemption for tax reasons: The Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time, on giving not less than 30 nor more than 60 days' notice to the Noteholders (which notice shall be irrevocable) at their principal amount, together with interest accrued to the date fixed for redemption, if:

  (i)
  the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 7 (Taxation) or the Guarantor has or (if a demand was made under the Guarantee of the Notes) would become obliged to pay additional amounts as provided or referred to in Condition 7 (Taxation) or the Guarantee of the Notes, as a result of any change in, or amendment to, applicable laws or regulations or any change in the application or official interpretation of such laws or regulations (including a holding by a court of competent jurisdiction), which change or amendment becomes effective on or after 6 November 2001; and

  (ii)
  such obligation cannot be avoided by the Issuer or the Guarantor, as the case may be, taking reasonable measures available to it;

    provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or the Guarantor would be obliged to pay such additional amounts if a payment in respect of the Notes were then due or (as the case may be) a demand under the Guarantee of the Notes were then made.

    Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver or procure that there is delivered to the Fiscal Agent:

    (1)
    a certificate signed by two directors of the Issuer or (as the case may be) the Guarantor stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred; and

    (2)
    an opinion of independent legal advisers of recognised standing to the effect that the Issuer or (as the case may be) the Guarantor has or will become obliged to pay such additional amounts as a result of such change or amendment.

    Upon the expiry of any such notice as is referred to in this Condition 5(b), the Issuer shall be bound to redeem the Notes in accordance with this Condition 5(b).

(c)
No other redemption: The Issuer shall not be entitled to redeem the Notes otherwise than as provided in paragraphs (a) (Scheduled Redemption) and (b) (Redemption for tax reasons) above.

(d)
Purchase: The Issuer, the Guarantor or any of its other Subsidiaries (as defined in the Agency Agreement) may at any time purchase Notes in the open market or otherwise and at any price, provided that all unmatured Coupons are purchased therewith. If purchases are made by tender, tenders must be available to all Noteholders alike. Notes purchased pursuant to this paragraph (d) (Purchase) may be held, resold, or, at the option of the Issuer, surrendered to any Paying Agent for cancellation.

(e)
Cancellation: All Notes redeemed pursuant to paragraph (d) (Purchase) above by the Issuer, the Guarantor or any of its other Subsidiaries (as defined in the Agency Agreement) and any unmatured Coupons attached to or surrendered with them shall be cancelled and may not be reissued or resold.

6.
Payments

(a)
Principal: Payments of principal shall be made only against presentation and (provided that payment is made in full) surrender of Notes at the Specified Office of any Paying Agent outside the United States by euro cheque mailed or delivered to an address outside the United States and its possessions and drawn on, or by transfer to a euro account (or other account to which euro may be credited or transferred) maintained by the payee with, a bank located outside the United States and its possessions in a city in which banks have access to the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) system (the "TARGET System").

(b)
Interest: Payments of interest shall, subject to paragraph (f) (Payments other than in respect of matured Coupons) below, be made only against presentation and (provided that payment is made in full) surrender of the appropriate Coupons at the Specified Office of any Paying Agent outside the United States in the manner described in paragraph (a) (Principal) above.

(c)
Payments subject to fiscal laws: All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 7 (Taxation). No commissions or expenses shall be charged to the Noteholders or Couponholders in respect of such payments.

(d)
Deduction for unmatured Coupons: If a Note is presented without all unmatured Coupons relating thereto, a sum equal to the aggregate amount of the missing Coupons will be deducted from the amount of principal due for payment; provided, however, that, if the gross amount available for payment is less than the principal amount of such Note, the sum deducted will be that proportion of the aggregate amount of such missing Coupons which the gross amount actually available for payment bears to the principal amount of such Note. Each sum of principal so deducted shall be paid in the manner provided in paragraph (a) (Principal) above against presentation and (provided that payment is made in full) surrender of the relevant missing Coupons.

(e)
Payments on business days: If the due date for payment of any amount in respect of any Note or Coupon is not a business day in the place of presentation, the holder shall not be entitled to payment in such place of the amount due until the next succeeding business day in such place and shall not be entitled to any further interest or other payment in respect of any such delay. In this paragraph, "business day" means, in respect of any place of presentation, any day on which banks are open for presentation and payment of bearer debt securities and for dealings in foreign currencies in such place of presentation and, in the case of payment by transfer to a euro account as referred to above, on which the TARGET System is open.

(f)
Payments other than in respect of matured Coupons: Payments of interest other than in respect of matured Coupons shall be made only against presentation of the relevant Notes at the Specified Office of any Paying Agent outside the United States.

(g)
Partial payments: If a Paying Agent makes a partial payment in respect of any Note or Coupon presented to it for payment, such Paying Agent will endorse thereon a statement indicating the amount and date of such payment.

7.
Taxation

        All payments of principal and interest in respect of the Notes and the Coupons by or on behalf of the Issuer or the Guarantor shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatsoever nature imposed, levied, collected, withheld or assessed by Bermuda or Switzerland or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer or (as the case may be) the Guarantor shall pay such additional amounts as will result in the receipt by the Noteholders and the Couponholders of such amounts as would have been received by them if no such withholding or deduction had been required, except that no such additional amounts shall be payable in respect of any Note or Coupon presented for payment:

  (a)
  by or on behalf of a holder which is liable to such taxes, duties, assessments or governmental charges in respect of such Note or Coupon by reason of its having some connection with Bermuda or (as the case may be) Switzerland other than the mere holding of such Note or Coupon; or

  (b)
  to, or to a third party on behalf of, a holder who would not be liable or subject to the withholding or deduction by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority; or

  (c)
  where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

  (d)
  by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another Paying Agent in a member state of the European Union; or

  (e)
  more than 30 days after the Relevant Date except to the extent that the relevant holder would have been entitled to such additional amounts if it had presented such Note or Coupon on the last day of such period of 30 days.

        In these Conditions, "Relevant Date" means whichever is the later of (1) the date on which the payment in question first becomes due and (2) if the full amount payable has not been received by the Fiscal Agent on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders.

        Any reference in these Conditions to principal or interest shall be deemed to include any additional amounts in respect of principal or interest (as the case may be) which may be payable under this Condition 7 (Taxation).

        If the Issuer or the Guarantor (as the case may be) at any time becomes subject to taxation in any jurisdiction other than Bermuda or Switzerland, respectively, references in this Condition 7 to Bermuda or Switzerland (as the case may be) shall be construed as references to Bermuda or Switzerland (as the case may be) and/or such other jurisdiction.

8.
Events of Default

        If any of the following events occurs:

  (a)
  Non-payment: if the Issuer or the Guarantor is in default for a period of more than 10 days in the payment of any principal in respect of the Notes or more than 21 days in the payment of interest in respect of the Notes; or

  (b)
  Breach of other obligations: if the Issuer fails to perform or observe any of its obligations under the Notes or the Guarantor fails to perform any of its obligations under the Guarantee, such failure continuing for the period of 30 days after the written notice thereof has been given by any Noteholder to the Issuer or the Guarantor, as the case may be, requiring the same to be remedied; or

  (c)
  Cross-default of Issuer or Guarantor:

  (i)
  any Indebtedness of the Issuer or the Guarantor is not paid when due or (as the case may be) within any originally applicable grace period;

  (ii)
  any such Indebtedness becomes (or becomes capable of being declared) due and payable prior to its stated maturity otherwise than at the option of the Issuer or the Guarantor (as the case may be) or (provided that no event of default, howsoever described, has occurred) any person entitled to such Indebtedness; or

  (iii)
  the Issuer or the Guarantor fails to pay when due any amount payable by it under any guarantee of any Indebtedness;

    provided that (x) the amount of Indebtedness referred to in sub-paragraph (i) and/or sub-paragraph (ii) above and/or the amount payable under any guarantee referred to in sub-paragraph (iii) above individually or in the aggregate exceeds U.S.$50,000,000 (or its equivalent in any other currency or currencies); or (y) there shall not be deemed to be a default (i) where the Issuer or the Guarantor in good faith claims a right of set-off or otherwise contests its obligations to pay or (ii) if such acceleration is annulled or such payment or repayment is made within 10 days after written notice given by any Noteholder; or

  (d)
  Security enforced: an encumbrancer or a receiver or a person with similar functions appointed for execution (in Switzerland a Sachwalter or Konkursverwalter) taking possession of the whole or any substantial part of the assets or undertaking of the Issuer or the Guarantor or a distress, execution or other process being levied or enforced upon or sued out against a substantial part of the property or assets of the Issuer or the Guarantor and not being paid, discharged, removed or stayed within 30 days; or

  (e)
  Ceasing business: the Issuer or the Guarantor stopping payment or ceasing business (except in each case in circumstances previously approved by an Extraordinary Resolution of the Noteholders); or

  (f)
  Bankruptcy of the Issuer: the Issuer becoming bankrupt or insolvent or entering into a moratorium or making a general assignment for the benefit of its creditors; or

  (g)
  Bankruptcy of the Guarantor: the Guarantor becoming bankrupt or insolvent (or is obliged to notify the court of its financial situation in accordance with Article 725(2) of the Swiss Code of Obligations) or entering into a moratorium (Stundung) or making arrangements with its creditors (Nachlassvertrag);

  (h)
  Winding up, etc: an order being made or a resolution passed for the winding-up or dissolution of the Issuer or the Guarantor except a winding-up or dissolution, the terms of such winding-up or dissolution having previously been approved by an Extraordinary Resolution of the Noteholders; or

  (i)
  Guarantee not in force: if the Guarantee ceases to be, or is claimed by the Guarantor not to be, in full force and effect,

  then any Note may, by written notice addressed by the holder thereof to the Issuer and the Guarantor and delivered to the Issuer and the Guarantor or to the Specified Office of the Fiscal Agent, be declared immediately due and payable, whereupon it shall become immediately due and payable at its principal amount together with accrued interest without further action or formality.

        For the purposes of this Condition 8, "Indebtedness" means any indebtedness for monies borrowed or raised including, without limitation, any debenture, note, bond or like security.

9.
Prescription

        Claims for principal shall become void unless the relevant Notes are presented for payment within ten years of the appropriate Relevant Date. Claims for interest shall become void unless the relevant Coupons are presented for payment within five years of the appropriate Relevant Date.

10.
Replacement of Notes and Coupons

        If any Note or Coupon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the Fiscal Agent, subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

11.
Paying Agents

        In acting under the Agency Agreement and in connection with the Notes and the Coupons, the Paying Agents act solely as agents of the Issuer and the Guarantor and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders or Couponholders.

        The initial Paying Agents and their initial Specified Offices are listed below. The Issuer and the Guarantor reserve the right at any time to vary or terminate the appointment of any Paying Agent and to appoint a successor fiscal agent and additional or successor paying agents; provided, however, that the Issuer and the Guarantor shall at all times maintain (a) a fiscal agent, (b) a paying agent in Luxembourg and (c), if the conclusions of the ECOFIN Council meeting of 26-27 November 2000 are implemented, a paying agent in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to any European Union Directive on the taxation of savings implementing such conclusions or any law implementing or complying with, or introduced to conform to, such Directive.

        Notice of any change in any of the Paying Agents or in their Specified Offices shall promptly be given to the Noteholders.

12.
Meetings of Noteholders; Modification

(a)
Meetings of Noteholders: The Agency Agreement contains provisions for convening meetings of Noteholders to consider matters relating to the Notes, including the modification of any provision of these Conditions. Any such modification may be made if sanctioned by an Extraordinary Resolution. Such a meeting may be convened by the Issuer and the Guarantor (acting together) and shall be convened by them upon the request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the outstanding Notes. The quorum at any meeting convened to vote on an Extraordinary Resolution will be two or more persons holding or representing one more than half of the aggregate principal amount of the outstanding Notes or, at any adjourned meeting, two or more persons being or representing Noteholders whatever the principal amount of the Notes held or represented; provided, however, that certain proposals (including any proposal to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes, to alter the method of calculating the amount of any payment in respect of the Notes or the date for any such payment, to change the currency of payments under the Notes, to amend the terms of the Guarantee of the Notes or to change the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution (each, a "Reserved Matter")) may only be sanctioned by an Extraordinary Resolution passed at a meeting of Noteholders at which two or more persons holding or representing not less than two-thirds or, at any adjourned meeting, one quarter of the aggregate principal amount of the outstanding Notes form a quorum. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the Noteholders and Couponholders, whether present or not.

In
addition, a resolution in writing signed by or on behalf of all Noteholders who for the time being are entitled to receive notice of a meeting of Noteholders will take effect as if it were an Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.

(b)
Modification: The Notes, these Conditions and the Guarantee may be amended without the consent of the Noteholders or the Couponholders to correct a manifest error. In addition, the parties to the Agency Agreement may agree to modify any provision thereof, but the Issuer shall not agree, without the consent of the Noteholders, to any such modification unless it is of a formal, minor or technical nature, it is made to correct a manifest error or it is, in the opinion of such parties, not materially prejudicial to the interests of the Noteholders.

13.
Further Issues

        The Issuer may from time to time, without the consent of the Noteholders or the Couponholders, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Notes.

14.
Notices

        Notices to the Noteholders shall be valid if published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if such publication is not practicable, in a leading English language daily newspaper having general circulation in Europe. Any such notice shall be deemed to have been given on the date of first publication. Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders.

15.
Substitution

(a)
The Issuer may without the consent of the Noteholders or Couponholders, substitute for itself any other non-Swiss subsidiary of the Guarantor as the debtor in respect of the Notes and the Agency Agreement (the "Substituted Debtor") upon giving not less than 30 nor more than 45 days notice to the Noteholders and Couponholders in accordance with Condition 14, provided that:

(i)
the Issuer is not in default in respect of any amount payable under any of the Notes;

(ii)
the Issuer and the Substituted Debtor have entered into such documents (the "Documents") as are necessary to give effect to the substitution and in which the Substituted Debtor has undertaken in favour of each Noteholder and Couponholder to be bound by these Conditions, the provisions of the Agency Agreement and the Deed of Covenant as the debtor in respect of such Notes in place of the Issuer (or of any previous substitute under this Condition 15);

(iii)
if the Substituted Debtor is resident for tax purposes in a territory (the "New Residence") other than that in which the Issuer prior to such substitution was resident for tax purposes (the "Former Residence"), the Documents contain an undertaking and/or such other provisions as may be necessary to ensure that each Noteholder and Couponholder has the benefit of an undertaking in terms corresponding to the provisions of Condition 7, with, where applicable, the substitution of references to the Former Residence with references to the New Residence;

(iv)
the Guarantor guarantees the obligations of the Substituted Debtor in relation to the Notes on terms in all material respects similar to the Guarantee;

(v)
the Substituted Debtor, the Guarantor and the Issuer have obtained all necessary governmental approvals and consents for such substitution and for the performance by the Substituted Debtor of its obligations under the Notes and the Documents and for the performance by the Guarantor of its obligations under the guarantee referred to above as they relate to the obligations of the Substituted Debtor under the Notes and the Documents;

(vi)
each competent listing authority, stock exchange, and/or quotation system on or by which the Notes are admitted to listing, trading and/or quotation shall have confirmed that, following the proposed substitution of the Substituted Debtor, the Notes will continue to be admitted to listing, trading and/or quotation by the relevant competent listing authority, stock exchange, and/or quotation system; and

(vii)
if applicable, the Substituted Debtor has appointed a process agent as its agent in England to receive service of process on its behalf in relation to any legal proceedings arising out of or in connection with the Notes and the Documents; and

  (viii)
  the Substituted Debtor and the Guarantor procure the delivery of legal opinions to the Fiscal Agent (a) from lawyers of recognised standing in such Substituted Debtor's jurisdiction of incorporation as to the fulfilment of the requirements of this Condition 15 and confirming that the obligations of the Substituted Debtor under the Notes and the Documents are legal, valid, binding and enforceable obligations of such Substituted Debtor and (b) from lawyers of recognised standing in Switzerland confirming that the obligations of the Guarantor under the guarantee referred to in Condition 15(a)(iv) above are legal, valid, binding and enforceable obligations of the Guarantor.

(b)
Upon such substitution the Substituted Debtor shall succeed to, and be substituted for, and may exercise every right and power, of the Issuer under the Notes and the Agency Agreement with the same effect as if the Substituted Debtor had been made named as the Issuer therein, and the Issuer shall be released from its obligations under the Notes and under the Agency Agreement.

(c)
After a substitution pursuant to Condition 15(a), the Substituted Debtor may, without the consent of any Noteholder or Couponholder, effect a further substitution. All the provisions specified in Conditions 15(a) and 15(b) shall apply mutatis mutandis, and references in these Conditions to the Issuer shall, where the context so requires, be deemed to be or include references to any such further Substituted Debtor.

(d)
After a substitution pursuant to Condition 15(a) or 15(b) any Substituted Debtor may, without the consent of any Noteholder or Couponholder, reverse the substitution, mutatis mutandis.

(e)
The Documents and the legal opinions referred to above shall be delivered to, and kept by, the Fiscal Agent. Copies of the Documents and such legal opinions will be available free of charge at the specified office of each of the Paying Agents.

16.
Currency Indemnity

        If any sum due from the Issuer in respect of the Notes or the Coupons or any order or judgment given or made in relation thereto has to be converted from the currency (the "first currency") in which the same is payable under these Conditions or such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Issuer, (b) obtaining an order or judgment in any court or other tribunal or (c) enforcing any order or judgment given or made in relation to the Notes, the Issuer shall indemnify each Noteholder, on the written demand of such Noteholder addressed to the Issuer and delivered to the Issuer or to the Specified Office of the Fiscal Agent, against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such Noteholder may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

        This indemnity constitutes a separate and independent obligation of the Issuer and shall give rise to a separate and independent cause of action.

17.
Governing Law and Jurisdiction

(a)
Governing law: The Notes are governed by, and shall be construed in accordance with, English law.

(b)
Jurisdiction: The Issuer agrees for the benefit of the Noteholders that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with the Notes (respectively, "Proceedings" and "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

(c)
Appropriate forum: The Issuer irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

(d)
Process agent: The Issuer agrees that the process by which any Proceedings in England are begun may be served on it by being delivered to Novartis UK Limited (the "Authorised Agent") at its registered office for the time being or at any address of the Issuer in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act 1985. If the Authorised Agent is not or ceases to be effectively appointed to accept service of process on the Issuer's behalf, the Issuer shall, on the written demand of any Noteholder addressed to the Issuer and delivered to the Issuer or to the Specified Office of the Fiscal Agent, appoint a further person in England to accept service of process on its behalf. Nothing in this paragraph shall affect the right of any Noteholder to serve process in any other manner permitted by law.

(e)
Non-exclusivity: The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of any Noteholder to take Proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

SCHEDULE 5
Provisions For Meetings Of The Noteholders

1.
Definitions

  In this Agreement and the Conditions, the following expressions have the following meanings:

  "Block Voting Instruction" means, in relation to any Meeting, a document in the English language issued by a Paying Agent:

  (a)
  certifying that certain specified Notes (the "deposited Notes") have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

  (i)
  the conclusion of the Meeting; and

  (ii)
  the surrender to such Paying Agent, not less than 48 hours before the time fixed for the Meeting (or, if the Meeting has been adjourned, the time fixed for its resumption), of the receipt for the deposited or blocked Notes and notification thereof by such Paying Agent to the Issuer and the Guarantor;

  (b)
  certifying that the depositor of each deposited Note or a duly authorised person on its behalf has instructed the relevant Paying Agent that the votes attributable to such deposited Note are to be cast in a particular way on each resolution to be put to the Meeting and that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

  (c)
  listing the total number and (if in definitive form) the certificate numbers of the deposited Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

  (d)
  authorising a named individual or individuals to vote in respect of the deposited Notes in accordance with such instructions;

  "Chairman" means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 7 (Chairman);

  "Extraordinary Resolution" means a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority of not less than three quarters of the votes cast;

  "Meeting" means a meeting of Noteholders (whether originally convened or resumed following an adjournment);

  "Proxy" means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction other than:

  (a)
  any such person whose appointment has been revoked and in relation to whom the Fiscal Agent has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

  (b)
  any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

  "Relevant Fraction" means:

  (a)
  for all business other than voting on an Extraordinary Resolution, one tenth;

  (b)
  for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, one more than half; and

  (c)
  for voting on any Extraordinary Resolution relating to a Reserved Matter, two thirds;

  provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum it means:

  (i)
  for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, the fraction of the aggregate principal amount of the outstanding Notes represented or held by the Voters actually present at the Meeting; and

  (ii)
  for voting on any Extraordinary Resolution relating to a Reserved Matter, one quarter;

  "Reserved Matter" means any proposal:

  (a)
  to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes or to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity or the date for any such payment;

  (b)
  to effect the exchange or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer or the Guarantor or any other person or body corporate formed or to be formed;

  (c)
  to change the currency in which amounts due in respect of the Notes are payable;

  (d)
  to modify any provision of the Guarantee of the Notes;

  (e)
  to change the quorum required at any Meeting or the majority required to pass an Extraordinary Resolution; or

  (f)
  to amend this definition;

  "Voter" means, in relation to any Meeting, the bearer of a Voting Certificate, a Proxy or the bearer of a Definitive Note who produces such Definitive Note at the Meeting;

  "Voting Certificate" means, in relation to any Meeting, a certificate in the English language issued by a Paying Agent and dated in which it is stated:

  (a)
  that certain specified Notes (the "deposited Notes") have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

  (i)
  the conclusion of the Meeting; and

  (ii)
  the surrender of such certificate to such Paying Agent; and

  (b)
  that the bearer of such certificate is entitled to attend and vote at the Meeting in respect of the deposited Notes;

  "Written Resolution" means a resolution in writing signed by or on behalf of all holders of Notes who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of this Schedule, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Notes;

  "24 hours" means a period of 24 hours including all or part of a day upon which banks are open for business in both the places where the relevant Meeting is to be held and in each of the places where the Paying Agents have their Specified Offices (disregarding for this purpose the day upon which such Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

  "48 hours" means 2 consecutive periods of 24 hours.

2.
Issue Of Voting Certificates And Block Voting Instructions

  The holder of a Note may obtain a Voting Certificate from any Paying Agent or require any Paying Agent to issue a Block Voting Instruction by depositing such Note with such Paying Agent or arranging for such Note to be (to its satisfaction) held to its order or under its control or blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. A Voting Certificate or Block Voting Instruction shall be valid until the release of the deposited Notes to which it relates. So long as a Voting Certificate or Block Voting Instruction is valid, the bearer thereof (in the case of a Voting Certificate) or any Proxy named therein (in the case of a Block Voting Instruction) shall be deemed to be the holder of the Notes to which it relates for all purposes in connection with the Meeting. A Voting Certificate and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Note.

3.
References To Deposit/Release Of Notes

  Where Notes are represented by the Temporary Global Note and/or the Permanent Global Note or are held in definitive form within a clearing system, references to the deposit, or release, of Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system.

4.
Validity Of Block Voting Instructions

  A Block Voting Instruction shall be valid only if it is deposited at the Specified Office of the Fiscal Agent, or at some other place approved by the Fiscal Agent, at least 24 hours before the time fixed for the relevant Meeting or the Chairman decides otherwise before the Meeting proceeds to business. If the Fiscal Agent requires, a notarised copy of each Block Voting Instruction and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting, but the Fiscal Agent shall not be obliged to investigate the validity of any Block Voting Instruction or the authority of any Proxy.

5.
Convening Of Meeting

  The Issuer and the Guarantor (acting together) may convene a Meeting at any time, and shall be obliged to do so upon the request in writing of Noteholders holding not less than one tenth of the aggregate principal amount of the outstanding Notes.

6.
Notice

  At least 21 days' notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Noteholders and the Paying Agents (with a copy to the Issuer and the Guarantor). The notice shall set out the full text of any resolutions to be proposed and shall state that the Notes may be deposited with, or to the order of, any Paying Agent for the purpose of obtaining Voting Certificates or appointing Proxies not later than 48 hours before the time fixed for the Meeting.

7.
Chairman

  An individual (who may, but need not, be a Noteholder) nominated in writing by the Issuer and the Guarantor (acting together) may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the Issuer may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

8.
Quorum

  The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Notes; provided, however, that, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Notes is represented by the Temporary Global Note and/or the Permanent Global Note, a single Proxy representing the holder thereof shall be deemed to be two Voters for the purpose of forming a quorum.

9.
Adjournment For Want Of Quorum

  If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

  (a)
  in the case of a Meeting requested by Noteholders, it shall be dissolved; and

  (b)
  in the case of any other Meeting, it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines; provided, however, that:

  (i)
  the Meeting shall be dissolved if the Issuer and the Guarantor (acting together) so decide; and

  (ii)
  no Meeting may be adjourned more than once for want of a quorum.

10.
Adjourned Meeting

  The Chairman may, with the consent of (and shall if directed by) any Meeting, adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

11.
Notice Following Adjournment

  Paragraph 6 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

  (a)
  10 days' notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

  (b)
  the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

  It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

12.
Participation

  The following may attend and speak at a Meeting:

  (a)
  Voters;

  (b)
  representatives of the Issuer, the Guarantor and the Fiscal Agent;

  (c)
  the financial advisers of the Issuer and the Guarantor;

  (d)
  the legal counsel to the Issuer, the Guarantor and the Fiscal Agent; and

  (e)
  any other person approved by the Meeting.

13.
Show Of Hands

  Every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman's declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution.

14.
Poll

  A demand for a poll shall be valid if it is made by the Chairman, the Issuer, the Guarantor or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

15.
Votes

  Every Voter shall have:

  (a)
  on a show of hands, one vote; and

  (b)
  on a poll, one vote in respect of each €1,000 in aggregate face amount of the outstanding Note(s) represented or held by him.

  In the case of a voting tie the Chairman shall have a casting vote.

  Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way.

16.
Validity Of Votes By Proxies

  Any vote by a Proxy in accordance with the relevant Block Voting Instruction shall be valid even if such Block Voting Instruction or any instruction pursuant to which it was given has been amended or revoked, provided that the Fiscal Agent has not been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Block Voting Instruction in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction Proxy to vote at the Meeting when it is resumed.

17.
Powers

  A Meeting shall have power (exercisable by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

  (a)
  to approve any Reserved Matter;

  (b)
  to approve any proposal by the Issuer and the Guarantor (acting together) for any modification, abrogation, variation or compromise of any of the Conditions or any arrangement in respect of the obligations of the Issuer under or in respect of the Notes;

  (c)
  to approve any proposal by the Guarantor for any modification of any provision of the Guarantee of the Notes or any arrangement in respect of the obligations of the Guarantor thereunder;

  (d)
  to approve any proposal by the Issuer and the Guarantor (acting together) for any modification of any provision of the Deed of Covenant or the Guarantee insofar as it relates to the Deed of Covenant or any arrangement in respect of the obligations of the Issuer thereunder;

  (e)
  to approve the substitution of any person for the Issuer (or any previous substitute) as principal obligor under the Notes and the Deed of Covenant or the substitution of any person for the Guarantor as guarantor under the Guarantee of the Notes and the Deed of Covenant;

  (f)
  to waive any breach or authorise any proposed breach by the Issuer of its obligations under or in respect of the Notes or the Deed of Covenant, any proposed breach by the Guarantor of its obligations under the Guarantee of the Notes or the Deed of Covenant/Guarantee insofar as it relates to the Deed of Covenant or any act or omission which might otherwise constitute an event of default under the Notes;

  (g)
  to authorise the Fiscal Agent or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

  (h)
  to give any other authorisation or approval which is required to be given by Extraordinary Resolution; and

  (i)
  to appoint any persons as a committee to represent the interests of the Noteholders and to confer upon such committee any powers which the Noteholders could themselves exercise by Extraordinary Resolution.

18.
Extraordinary Resolution Binds All Holders

  An Extraordinary Resolution shall be binding upon all Noteholders and holders of Coupons whether or not present at such Meeting and each of the Noteholders shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the Noteholders and the Paying Agents (with a copy to the Issuer and Guarantor) within 14 days of the conclusion of the Meeting.

19.
Minutes

  Minutes shall be made of all resolutions and proceedings at each Meeting. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

20.
Written Resolution

  A Written Resolution shall take effect as if it were an Extraordinary Resolution.

SCHEDULE 6
Specified Offices Of The Paying Agents

The Fiscal Agent:

  CITIBANK, N.A.
  P. O. Box 18055
  5 Carmelite Street
  London EC4Y 0PA

Fax:	+44 (0) 20 7508 3878
Attention:	Agency & Trust

The Paying Agent:

  BANQUE GENERALE DU LUXEMBOURG S.A.
  50 Avenue J.F. Kennedy
  L-2591 Luxembourg

Fax:	+352 4242 2984
Attention:	Coupon Department

SIGNATURES

The Issuer

NOVARTIS SECURITIES INVESTMENT LTD.

By:

The Guarantor

NOVARTIS AG

By:

The Fiscal Agent

CITIBANK, N.A.

By:

The Paying Agent

BANQUE GENERALE DU LUXEMBOURG S.A.

By:
(under power of attorney)

For the purposes of Article 1 of the Protocol annexed to the Convention on Jurisdiction and the Enforcement of Judgments in Civil and Commercial Matters signed at Brussels on 27 September 1968, the undersigned expressly and specifically agrees in the terms of Clause 13.2 (Jurisdiction of English courts).

BANQUE GENERALE DU LUXEMBOURG S.A.

By:
(under power of attorney)

QuickLinks

Exhibit 2.4
CONTENTS
SCHEDULE 1 Form Of Temporary Global Note
Schedule 1 Payments, Exchange For Permanent Global Note And Cancellation Of Notes
SCHEDULE 2 Form of Accountholder's Certification
SCHEDULE 3 Form of Euroclear/Clearstream, Luxembourg Certification
NOVARTIS SECURITIES INVESTMENT LTD. ( incorporated with limited liability under the laws of Bermuda )
SCHEDULE 2 Form of Permanent Global Note
Schedule 1 Payments, Exchange Against Temporary Global Note, Delivery of Definitive Notes and Cancellation of Notes
Schedule 2
TERMS AND CONDITIONS OF THE NOTES
SCHEDULE 3 Form of Definitive Note and Coupon
PAYING AGENT
BANQUE GENERALE DU LUXEMBOURG S.A. 50 Avenue J.F. Kennedy L-2951 Luxembourg
Form of Coupon
SCHEDULE 4
Terms and Conditions of the Notes
SCHEDULE 5 Provisions For Meetings Of The Noteholders
SCHEDULE 6 Specified Offices Of The Paying Agents
SIGNATURES